Exhibit 99.6

STOCK ORDER FORM

For Internal Use Only

BATCH #__________ ORDER #__________ CATEGORY # __________

REC'D____________________ C __________

SEND OVERNIGHT PACKAGES TO:
Stock Information Center
c/o Keefe, Bruyette & Woods
18 Columbia Turnpike, Suite 100
Florham Park, NJ 07932
Call us toll-free,
at 1-( ) ___-____

ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed and with full payment, must be *received* (not postmarked) before 2:00 p.m., Eastern time, on September 20, 2023. Subscription rights will become void after the deadline. Stock Order Forms can be delivered **by paying for overnight delivery to the Stock Information Center address on this form,** by mail using the Stock Order Reply Envelope provided or by hand-delivery to Gouverneur Savings and Loan Association's main office, located at 42 Church Street, Gouverneur, New York. Hand- delivered Stock Order Forms will only be accepted at this location. We will not accept Stock Order Forms at any other office. Do not mail Stock Order Forms to Gouverneur Savings and Loan Association. Faxes or copies of this form are not required to be accepted.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS. READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM.

(1) NUMBER OF SHARES		SUBSCRIPTION PRICE PER SHARE		(2) TOTAL PAYMENT DUE
	X	$10.00	=	$ .00

Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 5.0% of shares of common stock sold in the offering (48,875 shares at the maximum of the offering range).

See Stock Order Form Instructions for more information regarding maximum number of shares.

(3) METHOD OF PAYMENT – CHECK OR MONEY ORDER

Enclosed is a personal check, bank check or money order, from the purchaser, made payable to **Gouverneur Bancorp, Inc.** in the amount of: $ .00

Cash, wire transfers and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt. Gouverneur Savings and Loan Association line of credit checks may not be remitted as payment.

(4) METHOD OF PAYMENT – DEPOSIT ACCOUNT WITHDRAWAL

The undersigned authorizes withdrawal from the Gouverneur Savings and Loan Association deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the listed account(s) at the time this form is received. **IRA and other retirement accounts held at Gouverneur Savings and Loan Association and accounts with check-writing privileges may NOT be listed for direct withdrawal below.**

For Internal Use Only	Gouverneur Savings and Loan Association Deposit Account Number	Withdrawal Amount(s)
		$ .00
		$ .00
	Total Withdrawal Amount	$ .00

ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(5) PURCHASER INFORMATION

Subscription Offering. Check the one box that applies, as of the earliest eligibility date, to the purchaser(s) listed in Section 9:

- **a.** ☐ Depositors of Gouverneur Savings and Loan Association (as well as each depositor of the former Citizens Bank of Cape Vincent) with aggregate balances of at least $50 at the close of business on September 30, 2021.
- **b.** ☐ Depositors of Gouverneur Savings and Loan Association with aggregate balances of at least $50 at the close of business on June 30, 2023.
- **c.** ☐ Depositors of Gouverneur Savings and Loan Association at the close of business on July 31, 2023, and to borrowers of Gouverneur Savings and Loan Association as of March 23, 1999, whose borrowings remained outstanding at the close of business on July 31, 2023.

Community Offering. If (a), (b) or (c) above do not apply to the purchaser(s) listed in Section 9, check the first box that applies to this order:

- **d.** ☐ You are a resident in the New York counties of Jefferson, Lewis or St. Lawrence.
- **e.** ☐ You were a Gouverneur Bancorp public stockholder at the close of business on July 31, 2023.
- **f.** ☐ You are placing an order in the Community Offering, but (d) and (e) above do not apply.

ACCOUNT INFORMATION – SUBSCRIPTION OFFERING

If you checked box (a), (b) or (c) under "Subscription Offering," please provide the following information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering:

Account Title (Name(s) on Account)	Gouverneur Savings and Loan Association Account Number

(6) MANAGEMENT Check if you are a Gouverneur Savings and Loan Association, Gouverneur Bancorp, Inc. or Cambray Mutual Holding Company:
☐ Director ☐ Officer ☐ Employee ☐ Immediate family member, as defined in the Stock Order Form Instructions

NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(7) MAXIMUM PURCHASER IDENTIFICATION

☐ Check here if you, individually or together with others (see Section 8), are subscribing in the **Subscription Offering** for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation(s) is/are increased. If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitations are increased.

(8) ASSOCIATES/ACTING IN CONCERT

☐ Check here if you, or any associate or persons acting in concert with you, have submitted other orders for shares in the Subscription Offering. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you. ***(continued on reverse side of this form)***

Name(s) listed in Section 9 on other Stock Order Forms	Number of shares ordered	Name(s) listed in Section 9 on other Stock Order Forms	Number of shares ordered

(9) STOCK REGISTRATION The name(s) and address that you provide below will be reflected on your statement of ownership, and will be used for other communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering, you cannot add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. See Stock Order Form Instructions for further guidance.

First Name, Middle Initial, Last Name				Reporting SSN/ Tax ID No.
First Name, Middle Initial, Last Name				SSN/Tax ID No.
Street				Daytime Phone #
City	State	Zip	County (Important)	Evening Phone #

☐ Individual ☐ Tenants in Common ☐ Uniform Transfers to Minors Act *(for reporting SSN, use minor's)*
☐ Joint Tenants ☐ Corporation ☐ Partnership ☐ Trust – Under Agreement Dated ☐ Other ________

FOR TRUSTEE/BROKER USE ONLY:
☐ IRA (SSN of Beneficial Owner) ____-____-____

(10) ACKNOWLEDGMENT AND SIGNATURE(S)

I understand that, to be effective, this form, properly completed, together with full payment, must be received (not postmarked) before 2:00 p.m. Eastern time, on September 20, 2023, otherwise this form and all subscription rights will be void. ***(continued on reverse side of this form)***

➡ ORDER NOT VALID UNLESS SIGNED ⬅

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable)	Date	Signature (title, if applicable)	Date

(8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form) Associate – The term “associate” of a person means: (1) any corporation or organization (other than Gouverneur Savings and Loan Association, Gouverneur Bancorp, Inc., Gouverneur Bancorp or Cambray Mutual Holding Company or a majority-owned subsidiary of any of those entities), of which the person is a senior officer, partner or, directly or indirectly, 10% beneficial stockholder; (2) any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; and (3) any blood or marriage relative of the person who has the same home as the person, or who is a director or officer of Gouverneur Bancorp, Inc., Gouverneur Bancorp or Gouverneur Savings and Loan Associationl. Acting in concert – The term “acting in concert” means: (1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person or company that acts in concert with another person or company (“other party”) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated. Our directors are not treated as associates of each other solely because of their membership on the board of directors. We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert”. We may presume that certain persons are acting in concert based upon, among other things, joint account relationships or the fact that persons share a common address (whether or not related by blood or marriage) or may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to Gouverneur Bancorp or other companies. Please see the Prospectus section entitled “The Conversion and Stock Offering – Additional Limitations on Common Stock Purchases” for more information on purchase limitations. (10) ACKNOWLEDGMENT AND SIGNATURE(S) (continued from front of Stock Order Form) I agree that, after receipt by Gouverneur Bancorp, Inc., this Stock Order Form may not be modified or canceled without Gouverneur Bancorp, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation of 5.0% of the shares of common stock sold in the offering in all categories of the offering combined, for any person or entity, together with any associate or group of persons acting in concert, as set forth in the plan of conversion and reorganization and the Prospectus dated __________, 2023. Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting a Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another. I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY GOUVERNEUR SAVINGS AND LOAN ASSOCIATION, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of the Comptroller of the Currency. I further certify that, before purchasing the shares of the common stock of Gouverneur Bancorp, Inc., I received the Prospectus dated ________, 2023, which contains including disclosure concerning the nature of the security being offered and the risks involved in the investment, described by Gouverneur Bancorp, Inc. in the “Risk Factors” section, beginning on page __. Risk factors include, but are not limited to the following: Risks Related to Market Interest Rates 1. Changes in interest rates could reduce our profits and asset values. Risks Related to Changes in our Executive Management Team 2. Our business and operations could be negatively affected by our transition to new executive management. Risks Related to Our Recent Acquisition of Citizens Bank of Cape Vincent 3. We are subject to certain risks in connection with our recent acquisition of Citizens Bank of Cape Vincent. Risks Related to Recent Banking Industry Events 4. Financial challenges at other banking institutions could lead to disruptive and destabilizing deposit outflows, as well as an increase in FDIC deposit premiums, which could negatively impact our profitability and results of operations. 5. Insufficient liquidity could impair our ability to fund operations and jeopardize our financial condition, growth and prospects. Risks Related to Our Lending and Deposit Activities 6. Our emphasis on residential mortgage loans exposes us to lending risks. 7. Increases in our non-residential loan portfolio could expose us to increased lending risks and related loan losses. 8. If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease. 9. We are subject to environmental liability risk associated with our lending activities or properties we own. 10. Municipal deposits are an important source of cost-effective funds for us, and a reduced level of such deposits may hurt our profits. Risks Related to Economic Conditions 11. Inflation can have an adverse impact on our business and on our customers. 12. A worsening of economic conditions in our market area could reduce demand for our products and services and/or result in increases in our level of non-performing loans, which could adversely affect our operations, financial condition and earnings. 13. We have a high concentration of loans secured by real estate in our market area. Adverse economic conditions, both generally and in our market area, could adversely affect our financial condition and results of operations. Risks Related to Our Funding 14. We may be required to rely more heavily on wholesale funding strategies for funding and liquidity needs if we are unable to generate core deposits, which could have an adverse effect on our net interest margin and profitability. Risks Related to Competitive Matters 15. Our asset size and strong competition within our market area may limit our growth and profitability. Risks Related to Operational Matters 16. We face significant operational risks because of our reliance on technology. Our information technology systems may be subject to failure, interruption or security breaches, and we recently experienced a security event. 17. We are a community bank and our ability to maintain our reputation is critical to the success of our business. The failure to do so may materially adversely affect our performance. Risks Related to Accounting Matters 18. Changes in management’s estimates and assumptions may have a material impact on our consolidated financial statements and our financial condition or operating results. 19. Changes in accounting standards could affect reported earnings. Risks Related to Laws and Regulations 20. Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations. 21. Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions. 22. Monetary policies and regulations of the Federal Reserve Board could adversely affect our business, financial condition and results of operations. 23. We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors. 24. We are also a smaller reporting company, and even if we no longer qualify as an emerging growth company, any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to smaller reporting companies could make our common stock less attractive to investors. Risks Related to the Stock Offering 25. We do not have strong earnings and will have a relatively high capital level after the completion of the conversion and stock offering. We expect our return on equity will be low following the stock offering, which could negatively affect the trading price of our shares of common stock. 26. The future price of our shares of common stock may be less than the $10.00 purchase price per share in the stock offering. 27. There may be a limited trading market in our shares of common stock, which would hinder your ability to sell our common stock and may lower the market price of our common stock. 28. Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance. 29. Our stock-based benefit plan will increase our expenses and reduce our income. 30. The implementation of a stock-based benefit plan may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans. 31. We have not determined when we will adopt a new stock-based benefit plan. Stock-based benefit plans adopted more than 12 months following the completion of the conversion and stock offering may exceed regulatory restrictions on the size of stock-based benefit plans adopted within 12 months, which would further increase our costs. 32. Various factors may make takeover attempts more difficult to achieve. 33. Our articles of incorporation provide that, subject to limited exception, state and federal courts in the State of Maryland are the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, and other employees. 34.You may not revoke your decision to purchase Gouverneur Bancorp, Inc. common stock in the subscription offering or any community offering after you send us your order. By executing this form, I acknowledge that I am not waiving any rights under federal or state securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934. STOCK ORDER FORM – SIDE 2 See Front of Stock Order Form

GOUVERNEUR BANCORP, INC. STOCK INFORMATION CENTER: 1-(877) 643-8198 STOCK ORDER FORM INSTRUCTIONS – SIDE 1 Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the number of shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the number of shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by an individual or individuals acting through a single qualifying account held jointly is 5.0% of the shares of common stock sold in the offering (36,125 and 48,875 shares at the minimum and maximum of the offering range, respectively). Further, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than the 5.0% of the shares of common stock sold in all categories of the offering combined. Current Gouverneur Bancorp stockholders are subject to these purchase limitations and an overall ownership limitation. Please see the Prospectus section entitled “The Conversion and Stock Offering – Additional Limitations on Common Stock Purchases” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations. Section (3) – Method of Payment – Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order, from the purchaser, made payable directly to Gouverneur Bancorp, Inc. Funds will be deposited upon receipt. The funds remitted by personal check must be available within the account(s) when your Stock Order Form is received. Indicate the amount remitted. Interest will be calculated at a rate of __% per annum from the date payment is processed until the stock offering is completed or terminated, at which time the purchaser will be issued a check for interest earned. Please do not remit cash, a Gouverneur Savings and Loan Association line of credit check, wire transfers or third party checks as payment. Section (4) – Method of Payment – Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your Gouverneur Savings and Loan Association deposit account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available within the account(s) at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you – the funds will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account(s) at the contractual rate until the stock offering is completed. There will be no early withdrawal penalty for withdrawal from a Gouverneur Savings and Loan Association certificate of deposit (CD) account. You may not designate accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Additionally, you may not designate direct withdrawal from a Gouverneur Savings and Loan Association IRA or other retirement accounts. For guidance on using retirement funds, whether held at Gouverneur Savings and Loan Association or elsewhere, please contact the Stock Information Center as soon as possible – preferably at least two weeks before the September 20, 2023 offering deadline. See the Prospectus section entitled “The Conversion and Stock Offering – Procedure for Purchasing Shares in the Subscription and Community Offerings – Using Individual Retirement Account Funds.” Your ability to use retirement account funds to purchase shares cannot be guaranteed and depends on various factors, including timing constraints and the institution where those funds are currently held. Section (5) – Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 9 of this form. Purchase priorities in the Subscription Offering are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. If you checked box (a) or (b), list all Gouverneur Savings and Loan Association deposit account numbers that the purchaser(s) had ownership of as of the applicable eligibility date. If you checked box (c), list all Gouverneur Savings and Loan Association deposit and/or applicable loan account numbers that the purchaser(s) had ownership in at the close of business on July 31, 2023. Include all forms of account ownership (e.g. individual, joint, IRA, etc.). If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription. Boxes (d), (e) and (f) refer to the Community Offering. Orders placed in the Subscription Offering will take priority over orders placed in the Community Offering. See the Prospectus section entitled “The Conversion and Stock Offering” for further details about the Subscription and Community Offerings. Section (6) – Management. Check the box if you are a Gouverneur Savings and Loan Association, Gouverneur Bancorp, Inc. or Cambray Mutual Holding Company director, officer or employee, or a member of their immediate family. Immediate family includes spouse, parents, siblings and children who live in the same house as the director, officer or employee. Section (7) – Maximum Purchaser Identification. Check the box, if applicable. Failure to check the box will result in you not receiving notification in the event the maximum purchase limit(s) is/are increased. If you checked the box but have not subscribed for the maximum amount in the subscription offering, you will not receive this notification. Section (8) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page if necessary. Section (9) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock ownership statement. Each Stock Order Form will generate one stock ownership statement, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. If placing an order in the Subscription Offering, you cannot add the names of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock for tax reporting purposes. Listing at least one phone number is important in the event we need to contact you about this form. NOTE FOR FINRA MEMBERS: If you are a member of the Financial Industry Regulatory Authority (“FINRA”), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of the FINRA member firm within one day of payment thereof. (over)

GOUVERNEUR BANCORP, INC. STOCK INFORMATION CENTER: 1-(877) 643-8198 STOCK ORDER FORM INSTRUCTIONS – SIDE 2 Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock ownership statements. Beneficiaries may not be named on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.” or “Mrs.” Check the one box that applies. Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the individual named in Section 9 of the Stock Order Form must have been an eligible depositor at Gouverneur Savings and Loan Association (or an eligible depositor of the former Citizens Bank of Cape Vincent) at the close of business on September 30, 2021, June 30, 2023 or July 31, 2023 or a borrower of Gouverneur Savings and Loan Association as of March 23, 1999, whose borrowings remained outstanding at the close of business on July 31, 2023. Buying Stock Jointly – To qualify in the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have been an eligible depositor at Gouverneur Savings and Loan Association (or an eligible depositor of the former Citizens Bank of Cape Vincent) at the close of business on September 30, 2021, June 30, 2023 or July 31, 2023 or a borrower of Gouverneur Savings and Loan Association as of March 23, 1999, whose borrowings remained outstanding at the close of business on July 31, 2023. Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares. Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares. Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have been an eligible depositor at Gouverneur Savings and Loan Association (or an eligible depositor of the former Citizens Bank of Cape Vincent) at the close of business on September 30, 2021, June 30, 2023 or July 31, 2023. The standard abbreviation for custodian is “CUST.” The Uniform Transfer to Minors Act is “UTMA.” Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the NY Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-NY (list only the minor’s social security number). Buying Stock by a Corporation/Partnership – On the first name line, indicate the name of the corporation or partnership and indicate the entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have been an eligible depositor at Gouverneur Savings and Loan Association (or an eligible depositor of the former Citizens Bank of Cape Vincent) at the close of business on September 30, 2021, June 30, 2023 or July 31, 2023 or a borrower of Gouverneur Savings and Loan Association as of March 23, 1999, whose borrowings remained outstanding at the close of business on July 31, 2023. Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which the fiduciary is acting (for example, “Executor”), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have been an eligible depositor at Gouverneur Savings and Loan Association (or an eligible depositor of the former Citizens Bank of Cape Vincent) at the close of business on September 30, 2021, June 30, 2023 or July 31, 2023 or a borrower of Gouverneur Savings and Loan Association as of March 23, 1999, whose borrowings remained outstanding at the close of business on July 31, 2023. Buying Stock in a Self-Directed IRA (for trustee/broker use only) – Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line, indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO John Smith IRA”). You can indicate an account number or other underlying information and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock ownership statement. Indicate the TAX ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 9 of this form must have been an eligible depositor at Gouverneur Savings and Loan Association (or an eligible depositor of the former Citizens Bank of Cape Vincent) at the close of business on September 30, 2021, June 30, 2023 or July 31, 2023 or a borrower of Gouverneur Savings and Loan Association as of March 23, 1999, whose borrowings remained outstanding at the close of business on July 31, 2023. Section (10) – Acknowledgment and Signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly and completed all applicable shaded areas on the Stock Order Form. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal. Read the Prospectus carefully before making an investment decision. Deliver your completed original Stock Order Form, with full payment or deposit account withdrawal authorization, so that it is received (not postmarked) before 2:00 p.m., Eastern time, on September 20, 2023. Stock Order Forms can be delivered by paying for overnight delivery to the Stock Information Center address on the front of the Stock Order Form, by mail using the enclosed postage-paid Stock Order Reply Envelope or by hand-delivery to Gouverneur Savings and Loan Association’s main office, located at 42 Church Street, Gouverneur, NY. Hand-delivered stock order forms will only be accepted at this location. We will not accept Stock Order Forms at any other office. Do not mail Stock Order Forms to Gouverneur Savings and Loan Association. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature. Faxes or copies of this form are not required to be accepted. OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form. QUESTIONS? Call our Stock Information Center at 1-(877) 643-8198, between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday. The Stock Information Center is closed on bank holidays.